EXHIBIT 99

SP Plus Corporation Announces Third Quarter and Nine Month 2020 Results

-- Recovering Business Activity Led to Substantial Improvement in Gross Profit over Q2--
--Year-to Date Operating Cash Flow of $27.9MM and Free Cash Flow of $18.9MM--
--Positive New Business Momentum Reflects Scale and Demand for New Technology Offerings--

CHICAGO, Nov. 05, 2020 (GLOBE NEWSWIRE) -- SP Plus Corporation (Nasdaq:SP), a leading provider of technology-driven mobility solutions for aviation, commercial, hospitality and institutional clients throughout North America, today announced its third quarter and nine months 2020 results.

Third Quarter Commentary

Marc Baumann, Chief Executive Officer, stated, “We continued to execute effectively within a challenging operating and business environment. Business activity rebounded significantly from this year’s second quarter, and together with targeted cost reductions drove a substantial sequential increase in gross profit. At the same time, disciplined financial management resulted in another quarter of positive free cash flow, which year-to-date has amounted to $18.9 million. We also believe several SP+ attributes, such as our scale, our ongoing innovations in technology that enable touch-free transactions and mitigate congestion, and our reputation for operational excellence contributed to new business momentum that reflects emerging consumer trends. We had a strong quarter of new business activity with the award of three new airport contracts and an expansion of services at an existing airport within our aviation business, as well as the addition of 64 new locations in our commercial business.

“Third quarter adjusted general and administrative costs declined 19% sequentially and 40% year -over -year, due to the flexibility of our business model and the immediate actions we took to reduce costs in the face of pandemic-related lockdowns. With improved business activity, effective October 1st we reinstated base salaries to pre-pandemic levels for those employees affected by the pay cuts enacted in April. Some of our G&A expenses will return as business trends improve further, but a significant portion has been structurally eliminated on a permanent basis and we continue to pursue process initiatives that should further improve our cost basis over time.

“In the quarter, we took non-cash impairment charges for certain intangibles and goodwill in our aviation business. This was largely a result of the particularly difficult business conditions faced by our travel and hospitality clients due to COVID-19 restrictions and concerns. Despite this setback, our aviation business continues to offer a unique value proposition through Bags’ proprietary technologies and processes, including remote airline check-in, that enable low-friction interactions, support social distancing and decrease congestion. We are discussing with current and prospective clients how to leverage these strengths now as well as in the post-pandemic period.

“We are encouraged that transient parking volumes at our locations in major cities continue to increase sequentially, and at some locations are up year-over-year, as mass transit and other shared mobility options have become less attractive modes of transportation. With a portfolio of over 3,000 locations in our commercial business and operations at 74 airports within our aviation business, SP+ is leading the digital transformation of our industry with our investments in touchless and contactless parking technologies.”

Financial Summary

In millions except per share	Three Months Ended September 30, 2020		Three Months Ended September 30, 2019
	Reported	Adjusted (1)	Reported	Adjusted (1)
Gross profit (2)	$42.0	$42.4	$58.7	$58.7
General and administrative expenses (2)	$18.4	$15.5	$26.0	$26.0
Net (loss) income attributable to SP Plus(2)	($88.1)	$13.1	$14.2	$16.9
Net (loss) income per share (EPS) (2)	($4.19)	$0.62	$0.64	$0.77
EBITDA (1),(2)	NA	$27.0	NA	$31.8
Net cash provided by operating activities	$1.9	NA	$33.5	NA
Free cash flow (1)	$3.0	NA	$29.8	NA

In millions except per share	Nine Months Ended September 30, 2020		Nine Months Ended September 30, 2019
	Reported	Adjusted (1)	Reported	Adjusted (1)
Gross profit (2)	($1.6)	$94.0	$173.8	$173.8
General and administrative expenses (2)	$61.9	$54.8	$80.8	$79.5
Net (loss) income attributable to SP Plus(2)	($173.3)	$8.7	$40.0	$48.7
Net (loss) income per share (EPS) (2)	($8.23)	$0.41	$1.78	$2.17
EBITDA (1),(2)	NA	$39.6	NA	$92.1
Net cash provided by operating activities	$27.9	NA	$54.8	NA
Free cash flow (1)	$18.9	NA	$44.3	NA

(1) Refer to the disclosure regarding use of non-GAAP financial measures and the accompanying financial tables for a reconciliation of all non-GAAP financial measures to U.S. GAAP.

(2) Adjusted gross profit, adjusted general and administrative expenses, adjusted net (loss) income attributable to SP Plus, adjusted net (loss) income per share (“adjusted EPS"), and adjusted earnings before interest, income taxes, depreciation and amortization (“adjusted EBITDA") are all non-GAAP financial measures that exclude, for the periods presented, (a) restructuring, acquisition and integration related costs, including severance costs resulting from COVID-19, (b) impairment charges, (c) the amortization of acquired intangible assets, (d) gain/loss on termination of joint ventures, and (e) non-routine tax items.   Please refer to the accompanying financial tables for a reconciliation of these adjusted measures to U.S. GAAP.

Third Quarter Operating Results

Reported gross profit in the third quarter of 2020 was $42.0 million, a decrease from $58.7 million in the same quarter of 2019. Excluding severance and restructuring costs of $0.1 million and $0.3 million of non-cash lease impairment charges, adjusted gross profit in the third quarter of 2020 was $42.4 million, compared to $58.7 million in the year ago quarter, a decrease of 28% primarily due to reduced business activity as a result of the pandemic, partially offset by $5.6 million from early contract termination fees related to certain aviation contracts.

Reported general and administrative (“G&A”) expenses for the 2020 third quarter were $18.4 million compared to $26.0 million in the same period of 2019, a decrease of $7.6 million, or 29%. Excluding $1.6 million in severance and restructuring costs, as well as $1.3 million in non-cash lease impairment charges, adjusted G&A expenses for the third quarter of 2020 were $15.5 million, a decrease of $10.5 million or 40% from the same quarter in 2019. Adjusted G&A declined year-over-year due primarily to actions taken to lower compensation and related costs as well as discretionary spending in light of COVID-19.

Reported net loss attributable to SP Plus and reported net loss per share was $88.1 million and $4.19 per share, respectively, in the third quarter of 2020, compared to net income of $14.2 million, or $0.64 per share, in the same period of 2019. Third quarter 2020 reported net loss attributable to SP Plus included $1.7 million of severance and restructuring costs, as well as $133.2 million for non-cash intangible, goodwill and lease impairment charges primarily related to our aviation business. Excluding these charges, which were largely attributable to the COVID-19 pandemic, as well as other non-routine items, third quarter 2020 adjusted earnings per share was $0.62, compared to adjusted earnings per share of $0.77 for the third quarter of 2019.

Nine Month Operating Results

Reported gross profit for the first nine months of 2020 was a loss of $1.6 million, as compared to gross profit of $173.8 million in the same period of 2019. The year-to-date 2020 reported gross profit included $94.5 million for non-cash lease impairment charges related to the write-down of right-of-use operating lease assets, as well as $1.1 million for severance and restructuring costs. Excluding these charges, which were largely attributable to the COVID-19 crisis, adjusted gross profit for the first nine months of 2020 was $94.0 million, as compared to $173.8 million a year ago. The year-over-year decrease in adjusted gross profit was due to reduced business activity as a result of the pandemic, as well as charges related to the provision for credit losses and legal settlements, partially offset by fees received related to certain terminated aviation contracts.

Reported G&A expenses for the first nine months of 2020 were $61.9 million as compared to $80.8 million in the same period of 2019, a decrease of $18.9 million, or 23%. Adjusting for $5.8 million in severance and restructuring costs, as well as $1.3 million in non-cash lease impairment charges, adjusted G&A expenses were $54.8 million, a decrease of $24.7 million, or 31% year-over-year. Adjusted G&A for the first nine months of 2020 was below the comparable period in 2019 due primarily to actions taken to lower compensation and related costs as well as discretionary spending in light of the COVID-19 pandemic.

Reported net loss attributable to SP Plus and reported net loss per share was $173.3 million and $8.23 per share, respectively, for the first nine months of 2020 as compared to net income of $40.0 million, or $1.78 per share, in the same period of 2019. Reported net loss attributable to SP Plus for year-to-date 2020 included $231.1 million in various non-cash lease, intangible and goodwill impairment charges as well as $6.9 million in severance and restructuring charges. Excluding these items, as well as the amortization of acquired intangibles and other non-routine items, adjusted earnings per share was $0.41 for the first nine months of 2020, as compared to adjusted earnings per share of $2.17 in the same period of 2019.

The Company generated positive net cash from operations and free cash flow year-to-date through September 30, 2020 of $27.9 million and $18.9 million, respectively, as compared to $54.8 million of net cash from operations and $44.3 million of free cash flow in the same period of 2019. Positive net cash from operations of $1.9 million and free cash flow of $3.0 million was generated during the third quarter of 2020. A disciplined focus on reducing accounts receivable as well as strategic cash management contributed to the positive free cash flow generated during the third quarter as well as year-to-date.

2020 Outlook

Mr. Baumann concluded by stating, “Third quarter results represented a substantial recovery for SP+. We expect to see incremental gross profit from improving business trends, although gross profit in the fourth quarter of 2020 will be impacted by the non-recurrence of the $5.6 million termination fee that benefitted the third quarter and the expiration of certain rent abatements. In addition, we expect to have sequentially higher G&A costs in the fourth quarter from the reinstatement of base salaries, of approximately $1.5 million. Based on current visibility, we continue to expect to generate positive free cash flow in the remainder of this year and into 2021.

“Technology innovation remains a key differentiator for SP+ and a priority investment area for us. SphereTM, Technology by SP+, our recently launched technology products brand, has been met with excellent client response across our targeted growth verticals of healthcare, hospitality and aviation as well as in our traditional commercial parking markets. We are on pace to have over 300 locations active on our gateless on-demand platform by the end of the year, which we believe is significantly more than any other parking operator.

“We appreciate the support of our employees, vendors and clients, which has enabled us to effectively operate throughout the pandemic. We believe we have emerged as a leaner, stronger competitor with a lower cost structure, and better-positioned to support and add value to our clients and their customers.”

Conference Call

The Company's quarterly earnings conference call will be held at 4:00 p.m. (CT) on November 5, 2020 and will be available live and in replay to all analysts and investors through a webcast service. To listen to the live call, individuals are directed to the Company's Investor Relations page at http://ir.spplus.com at least 15 minutes early to register and download and install any necessary audio software. For those who cannot listen to the live broadcast, replays will be available shortly after the call on the SP Plus website and can be accessed for 30 days after the call.

About SP+

SP+ facilitates the efficient movement of people, vehicles and personal belongings with the goal of enhancing the consumer experience while improving bottom line results for our clients. The Company provides professional parking management, ground transportation, remote baggage check-in and handling, facility maintenance, security, event logistics, and other technology-driven mobility solutions to aviation, commercial, hospitality, healthcare and government clients across North America. For more information visit www.spplus.com.

You should not construe the information on those websites to be a part of this release. SP Plus Corporation’s annual reports filed on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K are available on the Internet at www.sec.gov and can also be accessed through the Investor Relations section of the SP Plus website.

Cautionary Note Regarding Forward-Looking Statements

This release and the attached tables contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including the statements under the caption "2020 Outlook”, expectations regarding gross profits, revenue volatility, actions to limit discretionary spending, impacts of COVID-19 on our business, and other statements regarding expectations, beliefs, plans, intentions and strategies of the Company. The Company has tried to identify these statements by using words such as “expect”, “anticipate”, “believe”, “could”, “should”, “estimate”, “intend”, “may”, “plan”, “guidance”, “will”, and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. These forward-looking statements are made based on management's expectations and beliefs concerning future events affecting the Company and are subject to uncertainties and factors relating to operations and the business environment. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: the impact of the COVID-19 pandemic or other contagious illnesses on global economic conditions, on the aviation, commercial, hospitality and institutional industries in general and on the financial position and operating results of our company in particular; intense competition; changing consumer preferences; the Company's ability to successfully effect its strategic growth plan; ability to preserve client relationships; difficulty obtaining insurance coverage or obtaining insurance coverage at a reasonable cost; volatility associated with high deductible and high retention insurance programs; risk that insurance reserves are inadequate; losses not covered by insurance; risk management and safety programs do not have the intended effect; adverse litigation judgments or settlements; risks associated with operating in a highly regulated environment and the impact of public and private regulations or governmental orders; risks relating to the Company's acquisition strategy; risks associated with management type contracts and lease type contracts; deterioration in general economic and business conditions or changes in demographic trends; information technology disruption, cyber-attacks, cyber-terrorism and security breaches; risks due to the Company's substantial indebtedness, including failure to comply with credit facility covenants or meet payment obligations which may accelerate repayment of the Company's indebtedness; lack of availability of adequate capital, financing, or revenues to grow the Company's business or satisfy liquidity needs; the phase-out of the London Interbank Offered Rate ("LIBOR") could affect interest rates under our existing credit facility agreement, hedging activity, as well as our ability to seek future financing or otherwise satisfy our liquidity needs; the effectiveness of the actions we have taken to address our liquidity needs and reduce costs; financial difficulties or bankruptcy of major clients; labor disputes; failure to attract and retain senior management and other qualified personnel; catastrophic events such as natural disasters, pandemic outbreaks and military or terrorist attacks could disrupt business; seasonal fluctuations and the impact of weather-related trends; goodwill impairment charges or impairment of long-lived assets; risk that state and municipal government clients sell or enter into long-term lease type contracts with the Company's competitors or clients for parking-related assets; the Company's ability to obtain performance bonds; the impact of Federal health care reform; adverse changes in tax laws or rulings; risks associated with joint ventures; and actions of activist investors.

For a detailed discussion of factors that could affect the Company's future operating results, please see the Company's filings with the Securities and Exchange Commission, including the disclosures under "Risk Factors" in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements presented in accordance with U.S. GAAP, the Company considers certain financial measures that are not prepared in accordance with U.S. GAAP.  Certain non-GAAP measures, such as adjusted gross profit, adjusted general and administrative expenses (adjusted G&A), adjusted net income attributable to SP Plus (adjusted net income), adjusted net income per share attributable to SP Plus (adjusted EPS), and adjusted EBITDA exclude items that management does not consider indicative of its core performance.  Such adjustments include, among other things: (i) restructuring, acquisition and integration related costs, including severance costs resulting from COVID-19; (ii) impairment charges; (iii) non-routine settlements; (iv) the amortization of acquired intangible assets; (v) the impact of non-routine asset sales or dispositions; (vi) the net loss or gains and the financial results related to sold businesses; (vii) gain/loss on termination of joint ventures; and (viii) non-routine tax items. Pre-tax adjustments are tax affected at a statutory tax rate of 27% for 2019 and 2020, for adjusted net income and adjusted EPS purposes.

The Company defines Adjusted EBITDA, a non-GAAP financial measure, as U.S. GAAP net income attributable to the Company before (i) interest expense net of interest income, (ii) provision for income taxes, (iii) depreciation and amortization, (iv) gain on sale of a business or contribution of a business to an unconsolidated entity, (v) gain/loss on termination of joint ventures, and (vi) other items that management does not consider indicative of its core performance, as defined per above. The Company believes that the presentation of adjusted EBITDA provides useful information regarding the Company’s operating performance and are useful measures to facilitate comparisons to our historical and future operating results. The Company's definition of adjusted EBITDA may not be comparable to similarly titled measures presented by other companies.

The Company defines free cash flow as net cash provided by operating activities, less cash used for investing activities (exclusive of cash used for acquisitions and net after-tax cash proceeds from the sale of businesses or joint venture related assets), less distribution to non-controlling interest, plus the effect of exchange rate changes on cash and cash equivalents. The Company believes that the presentation of free cash flow provides useful information regarding its ability to generate cash flow from business operations after funding capital expenditures, that can be used to, among other things, repay debt, fund strategic acquisitions, and return value to shareholders. The Company's definition of free cash flow may not be comparable to similarly titled measures presented by other companies.

The Company uses these non-GAAP financial measures, in addition to U.S. GAAP financial measures, to evaluate its operating and financial performance and to compare such performance to that of prior periods and to the performance of its competitors. Additionally, the Company uses these non-GAAP financial measures in making operational and financial decisions and in the Company’s budgeting and planning process. The Company believes that providing these non-GAAP financial measures to investors helps investors evaluate the Company’s operating performance, profitability and business trends in a way that is consistent with how management evaluates such performance and consistent with guidance previously provided by the Company. Adjusted gross profit, adjusted G&A, adjusted net income, adjusted EPS, adjusted EBITDA, and free cash flow should not be considered in isolation of, or as alternatives to, or more meaningful indicators of the Company's operating performance or liquidity than, gross profit, G&A, net income, EPS, or net cash provided by operating activities, as determined in accordance with U.S. GAAP. In addition, the Company's calculation of these non-GAAP measures may not be comparable to similarly titled measures presented by other companies.

For reconciliations of these non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures, see the accompanying tables to this release.

SP Plus Corporation
Condensed Consolidated Balance Sheets

(millions, except for share data)	September 30, 2020	December 31, 2019
	(unaudited)
Assets
Cash and cash equivalents	$15.6	$24.1
Notes and accounts receivable, net	103.6	162.3
Prepaid expenses and other	14.7	24.7
Total current assets	133.9	211.1
Leasehold improvements, equipment and construction in progress, net	53.8	47.9
Right-of-use assets	232.4	431.7
Goodwill	526.4	586.0
Other intangible assets, net	65.3	152.2
Equity investments in unconsolidated entities	10.1	10.2
Deferred taxes	75.7	10.6
Other assets, net	32.0	29.9
Total noncurrent assets	995.7	1,268.5
Total assets	$1,129.6	$1,479.6
Liabilities and stockholders’ equity
Accounts payable	$101.2	$115.3
Accrued and other current liabilities	88.2	121.4
Short-term lease liabilities	82.6	115.2
Current portion of long-term obligations under Senior Credit Facility and other long-term borrowings	23.2	17.9
Total current liabilities	295.2	369.8
Long-term borrowings, excluding current portion	348.1	351.1
Long-term lease liabilities	242.2	327.7
Other noncurrent liabilities	66.7	57.1
Total noncurrent liabilities	657.0	735.9
Total liabilities	$952.2	$1,105.7
Stockholders’ equity
Preferred stock, par value $0.01 per share; 5,000,000 shares authorized as of September 30, 2020 and December 31, 2019, respectively; no shares issued or outstanding	$—	$—
Common stock, par value $0.001 per share; 50,000,000 shares authorized as of September 30, 2020 and December 31, 2019; 25,121,534 and 23,086,792 shares issued and outstanding as of September 30, 2020, respectively, and 24,591,127 and 22,950,360 issued and outstanding as of December 31, 2019, respectively	—	—
Treasury stock, at cost; 2,034,742 and 1,640,767 shares as of September 30, 2020 and December 31, 2019, respectively	(70.6)	(55.3)
Additional paid-in capital	258.7	262.6
Accumulated other comprehensive loss	(5.2)	(2.7)
Retained earnings	(3.8)	169.5
Total SP Plus Corporation stockholders’ equity	179.1	374.1
Noncontrolling interest	(1.7)	(0.2)
Total stockholders’ equity	177.4	373.9
Total liabilities and stockholders’ equity	$1,129.6	$1,479.6

SP Plus Corporation
Condensed Consolidated Statements of Income

	Three Months Ended		Nine Months Ended
(millions, except for share and per share data) (unaudited)	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Services revenue
Lease type contracts	$38.5	$104.6	$150.4	$307.6
Management type contracts	79.7	132.6	279.6	395.4
	118.2	237.2	430.0	703.0
Reimbursed management type contract revenue	110.9	181.4	412.2	539.2
Total services revenue	229.1	418.6	842.2	1,242.2
Cost of services
Lease type contracts	34.4	93.0	157.7	274.5
Management type contracts	41.5	85.5	179.4	254.7
	75.9	178.5	337.1	529.2
Reimbursed management type contract expense	110.9	181.4	412.2	539.2
Lease impairment	0.3	—	94.5	—
Total cost of services	187.1	359.9	843.8	1,068.4
Gross profit
Lease type contracts	4.1	11.6	(7.3)	33.1
Management type contracts	38.2	47.1	100.2	140.7
Lease impairment	(0.3)	—	(94.5)	—
Total gross profit	42.0	58.7	(1.6)	173.8
General and administrative expenses	18.4	26.0	61.9	80.8
Depreciation and amortization	8.2	7.3	23.6	21.8
Impairment of goodwill and intangible assets	131.6	—	135.3	—
Operating (loss) income	(116.2)	25.4	(222.4)	71.2
Other expense (income)
Interest expense	5.7	4.8	15.4	14.7
Interest income	(0.1)	(0.1)	(0.3)	(0.3)
Other expenses	—	—	0.2	—
Gain on sale of other investments	—	—	(0.3)	—
Total other expenses	5.6	4.7	15.0	14.4
(Loss) earnings before income taxes	(121.8)	20.7	(237.4)	56.8
Income tax (benefit) expense	(33.5)	5.7	(63.7)	14.6
Net (loss) income	(88.3)	15.0	(173.7)	42.2
Less: Net (loss) income attributable to noncontrolling interest	(0.2)	0.8	(0.4)	2.2
Net (loss) income attributable to SP Plus Corporation	$(88.1)	$14.2	$(173.3)	$40.0
Common stock data
Net (loss) income per common share
Basic	$(4.19)	$0.64	$(8.23)	$1.79
Diluted	$(4.19)	$0.64	$(8.23)	$1.78
Weighted average shares outstanding
Basic	21,047,076	21,945,129	21,057,080	22,277,852
Diluted	21,047,076	22,038,905	21,057,080	22,411,965

SP Plus Corporation
Condensed Consolidated Statements of Cash Flows

	Nine Months Ended
(millions) (unaudited)	September 30, 2020	September 30, 2019
Operating activities
Net (loss) income	$(173.7)	$42.2
Adjustments to reconcile net (loss) income to net cash provided by operations:
Impairment	231.1	—
Depreciation and amortization	23.0	21.8
Non-cash stock-based compensation	(2.2)	3.1
Provisions for credit losses on accounts receivable	6.0	0.5
Deferred income taxes	(64.3)	1.8
Other	2.3	0.1
Changes in operating assets and liabilities
Notes and accounts receivable	52.7	0.2
Prepaid and other current assets	10.0	1.9
Accounts payable	(14.1)	(7.6)
Accrued liabilities and other	(42.9)	(9.2)
Net cash provided by operating activities	27.9	54.8
Investing activities
Purchases of leasehold improvements and equipment	(5.8)	(6.4)
Cost of contracts purchased	(2.3)	(2.1)
Proceeds from sale of other investments and equipment	0.8	0.3
Noncontrolling interest buyout	(1.7)	—
Net cash used in investing activities	(9.0)	(8.2)
Financing activities
Payments on credit facility revolver	(401.5)	(360.3)
Proceeds from credit facility revolver	404.2	347.8
Payments on credit facility term loan	(8.4)	(8.4)
Payments on other long-term borrowings	(5.0)	(1.6)
Distributions to noncontrolling interest	(1.1)	(2.4)
Repurchases of common stock	(15.3)	(32.0)
Net cash used in financing activities	(27.1)	(56.9)
Effect of exchange rate changes on cash and cash equivalents	(0.3)	—
Decrease in cash and cash equivalents	(8.5)	(10.3)
Cash and cash equivalents at beginning of year	24.1	39.9
Cash and cash equivalents at end of period	$15.6	$29.6
Supplemental disclosures
Cash paid during the period for
Interest	$13.7	$13.8
Income taxes	$0.8	$11.6

SP Plus Corporation
Supplemental Financial Information - Reconciliation of Adjusted Gross Profit, Adjusted G&A, Adjusted Net Income, and Adjusted Net Income Per Share
(millions, except for share and per share data) (unaudited)
	Three months ended		Nine months ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Gross profit
Gross profit, as reported	$42.0	$58.7	($1.6)	$173.8
Add: COVID-19 related severance and other restructuring and integration costs	0.1	—	1.1	—
Add: Non-cash impairment charges	0.3	—	94.5	—
Adjusted gross profit	$42.4	$58.7	$94.0	$173.8

General and administrative expenses
General and administrative expenses, as reported	$18.4	$26.0	$61.9	$80.8
Subtract: COVID-19 related severance and other restructuring and integration costs	(1.6)	—	(5.8)	(1.3)
Subtract: Non-cash impairment charges	(1.3)	—	(1.3)	—
Other, rounding	—	—	—	—
Adjusted G&A	$15.5	$26.0	$54.8	$79.5

Net income (loss) attributable to SP Plus
Net (loss) income attributable to SP Plus, as reported	($88.1)	$14.2	($173.3)	$40.0
Add: COVID-19 related severance and other restructuring and integration costs	1.7	—	6.9	1.3
Add: Non-cash impairment charges	133.2	—	231.1	—
Add/Subtract: Non-operating loss / other expenses	—	—	0.2	—
Subtract: Gain on sale of other investments	—	—	(0.3)	—
Add: Amortization of acquired intangibles	3.3	3.8	11.1	11.4
Net tax effect of adjustments	(37.4)	(1.0)	(67.3)	(3.4)
Non-routine tax	0.4	—	0.4	(0.4)
Other, rounding	—	(0.1)	(0.1)	(0.2)
Adjusted net income attributable to SP Plus	$13.1	$16.9	$8.7	$48.7

Net income per share, as reported
Basic	($4.19)	$0.64	($8.23)	$1.79
Diluted	($4.19)	$0.64	($8.23)	$1.78

Adjusted net income per share
Basic	$0.62	$0.77	$0.42	$2.19
Diluted	$0.62	$0.77	$0.41	$2.17

Weighted average shares outstanding
Basic	21,047,076	21,945,129	21,057,080	22,277,852
Diluted	21,047,076	22,038,905	21,057,080	22,411,965
Diluted (applicable for adjusted)	21,138,542	22,038,905	21,155,192	22,411,965

SP Plus Corporation
Supplemental Financial Information - Reconciliation of Net Income to Adjusted EBITDA
(millions) (unaudited)
	Three months ended		Nine months ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Net (loss) income attributable to SP Plus, as reported	($88.1)	$14.2	($173.3)	$40.0
Add (subtract):
Income tax (benefit) expense	(33.5)	5.7	(63.7)	14.6
Interest expense, net	5.6	4.7	15.1	14.4
(Gain) on sale of other investments	—	—	(0.3)	—
(Gain) loss on non-operating / other expense	—	—	0.2	—
Depreciation and amortization expense	8.2	7.3	23.6	21.8
Non-cash impairment charges	133.2	—	231.1	—
COVID-19 related severance and other restructuring and integration costs	1.7	—	6.9	1.3
Other, rounding	(0.1)	(0.1)	—	—
Adjusted EBITDA	$27.0	$31.8	$39.6	$92.1

SP Plus Corporation
Free Cash Flow
(millions) (unaudited)
	Three months ended		Nine months ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Net cash provided by operating activities	$1.9	$33.5	$27.9	$54.8
less: Net cash (used in) investing activities	(0.4)	(2.8)	(9.0)	(8.2)
plus/minus: Gain/Loss on termination of joint ventures	1.7	—	1.4	—
less: Distribution to noncontrolling interest	(0.2)	(1.0)	(1.1)	(2.4)
plus/minus: Effect of exchange rate changes on cash and cash equivalents	—	—	(0.3)	—
Other, rounding	—	0.1	—	0.1
Free cash flow	$3.0	$29.8	$18.9	$44.3

SP Plus Corporation
Commercial Segment Facilities

	September 30, 2020	December 31, 2019	September 30, 2019
Leased facilities	466	609	617
Managed facilities	2,596	2,560	2,556
Total facilities	3,062	3,169	3,173